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                                  EXHIBIT 23.2

                          CONSENT OF MARK SHELLEY, CPA

     I hereby consent to the reference to my name under the heading of "Experts" included in the Registration Statement of Intercell Corporation of which this
Exhibit is a part, and in any amendments to the Registration Statement.



Date:  April 28, 1997       By:/s/ Mark Shelley
                            ---------------------------
                                   Mark Shelley, CPA